UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2008

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270-0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The registrant hereby incorporates by reference the disclosure made in Item 5.02 below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed by Workstream Inc. (the “Company”) with the Securities and Exchange Commission on March 6, 2008, Steve Purello, age 40, was appointed to serve as President and Chief Executive Officer of the Company on February 29, 2008.

On March 19, 2008, the Company and Mr. Purello agreed to the terms of his employment agreement as President and Chief Executive Officer and entered into an amendment to his employment agreement dated December 6, 2007. The employment agreement, as amended, has a one-year term that expires on December 6, 2008 and which automatically renews at the end of each renewal term for an additional one-year term unless either party provides prior notice of non-renewal. Mr. Purello will earn an annual base salary of U.S.$250,000. In addition, Mr. Purello is eligible to receive a bonus of up to $150,000 based on achieving new agreed upon goals of working capital targets as well as closing the merger. As part of his entering into the employment agreement in December 2007, Mr. Purello received 400,000 stock options, all of which have vested, and 100,000 Restricted Stock Units, all of which have vested.

If Mr. Purello’s employment is terminated by the Company without “cause” or by Mr. Purello for “good reason” (as such terms are defined in the agreement), he will be entitled to a payment from the Company equal to six months’ salary at the rate then in effect and the value of six months of benefits being received by Mr. Purello at the time of his termination.

In the event of a “change in control” (as defined in the employment agreement) during the term of the agreement, any unvested stock options, Restricted Stock Units or restricted stock held by Mr. Purello will become immediately vested and exercisable in full. If following a change in control Mr. Purello is terminated for any reason other than cause, he will receive a payment from the Company equal to six months’ salary at the rate then in effect and the value of six months of benefits being received by Mr. Purello at the time of termination. If there is a change in control with respect to the 6FigureJobs or Allen and Associates subsidiaries of the Company, Mr. Purello would receive 5% of the proceeds from any such sale and would be required to forfeit to the Company all of his stock options in the Company (unless he declines the 5% proceeds payment, in which case he would maintain such options).

Attached as Exhibit 10.1 is a copy of Mr. Purello’s employment agreement, as amended, with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement dated as of December 6, 2007, and amended as of March 16, 2008, between Steve Purello and Workstream Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: March 26, 2008	By:	/s/ Jay Markell
Name: Jay Markell Title: Chief Financial Officer